Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 1, 2016, relating to the consolidated financial statements of Ship Finance International Limited and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Very truly yours,

MSPC

Certified Public Accountants and Advisors,

A Professional Corporation

New York, New York

September 26, 2016

www.mspc-cpa.com
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340 North Avenue, Cranford, NJ 07016-2496	Tel 908 272-7000	Fax 908 272-7101
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